Exhibit 99.2

[GoAmerica letterhead]

Contact:      Investor Relations
              investors@goamerica.com
              201-996-1717

 GOAMERICA REGAINS NASDAQ COMPLIANCE WITH MINIMUM BID PRICE LISTING REQUIREMENT

        Company Stock To Continue To Trade On The Nasdaq Smallcap Market

HACKENSACK, NJ--October 21, 2004--GoAmerica, Inc. (NASDAQ: GOAM and GOADC) today announced that it has been notified by The Nasdaq Stock Market's Listing Qualifications Panel that the Company has remedied its bid price deficiency, and that the Company's Common Stock will remain listed on The Nasdaq SmallCap Market.

As previously announced, the Panel had granted GoAmerica a temporary exception to the $1.00 minimum bid price requirement, subject to certain interim conditions. Achieving a closing bid price above $1 per share by October 4, 2004 and maintaining it for 10 consecutive trading days were the final conditions to be met for continued listing of GoAmerica Common Stock on The Nasdaq SmallCap Market.

"In addition to our recently added revenue sources such as wireless relay and pre-paid services, continued listing on The Nasdaq SmallCap Market is a valuable Company asset in our efforts to grow our business," said Dan Luis, CEO of GoAmerica. "Our cash, and our lack of any long-term debt, position us well as we expand our service offerings. We're pleased to have the listing compliance issue behind us."

GoAmerica's ticker symbol, which was changed temporarily by Nasdaq to "GOAMC" and then to "GOADC" during the compliance period, will revert back to its original "GOAM" on October 22, 2004.

ABOUT GOAMERICA

GoAmerica is a leading provider of wireless telecommunications services for people with hearing loss. The Company's vision is to improve the quality of life for people who are deaf or hard of hearing by being their premier provider of innovative communication services. WyndTell, a GoAmerica service, is the wireless service of choice for thousands of deaf consumers across the U. S., and was recognized for Excellence in Universal Design and Technology, by the California Governor's Committee for the Employment of Disabled Persons. For more information, visit www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717.

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The statements contained in this news that are not based on historical fact are
"forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our ability to successfully manage our strategic alliance with EarthLink; (iii) our dependence on EarthLink to provide billing, customer and technical support to certain of our subscribers; (iv) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (v) our dependence on wireless carrier networks; (vi) our ability to respond to increased competition in the wireless data industry; (vii) our ability to integrate acquired businesses and technologies; (viii) our ability to generate revenue growth; (ix) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (x) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica" and "WyndTell" are registered trademarks of GoAmerica. "Go.Web", is also a trademark of GoAmerica. Other names may be trademarks of their respective owners.